CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180451) pertaining to the Luvu Brands, Inc. (formerly known as Liberator, Inc.) 2009 Stock Option Plan of our report dated September 27, 2016, with respect to the consolidated financial statements of Luvu Brands, Inc. (formerly known as Liberator, Inc.) included in its Annual Report (Form 10-K) for the years ended June 30, 2016 and 2015.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

September 27, 2016